Middlesex Water Company Appoints Robert Hoglund to Board of Directors

ISELIN, N.J., December 22, 2025 -- Middlesex Water Company, (“Middlesex” or the “Company) (NASDAQ:MSEX), announced today the appointment of Robert Hoglund to its Board of Directors, effective January 1, 2026.

Over his career, Mr. Hoglund has held several senior financial leadership roles, including more than 18 years as Chief Financial Officer of Consolidated Edison, Inc. He previously served as a Managing Director in Citigroup’s Mergers & Acquisitions Group, advising Fortune 500 utilities and energy companies on mergers, acquisitions, divestitures, restructurings, and multi-billion-dollar equity and debt financings.

Mr. Hoglund remains actively engaged in corporate governance, serving on boards and advising on finance modernization, enterprise risk management, and investor engagement. His current work reflects a continued commitment to strengthening financial resilience and guiding organizations through complex utility, energy transition, and capital markets challenges.

His professional background is complemented by service in the nonprofit sector, long-standing involvement in executive development programs, and a personal commitment to supporting the next generation of leaders in the utility and financial industries.

“We are excited to announce the addition of Robert to our Board,” said Nadine Leslie, Chair, President, and Chief Executive Officer of Middlesex Water Company. “His distinguished career, marked by significant expertise in governance, complex utility finance, and operational strategy will strengthen the future we are building for our company, customers, and communities.”

About Middlesex Water Company
Middlesex Water Company (“Middlesex”) is one of the nation’s premier investor-owned water and wastewater utilities. Established in 1897, Middlesex is a trusted provider of life-sustaining services to more than half a million people in New Jersey and Delaware. The company focuses on employee engagement, operational excellence, superior customer experience, investment in infrastructure, and selective and sustainable growth to deliver value to our customers, investors, and the communities we serve.

Forward-Looking Statements
This press release contains “forward-looking statements” within the meaning of U.S. federal securities laws reflecting the current beliefs or expectations of Middlesex Water Company “MSEX” or the “Company” regarding its future performance, its financial condition, its strategic plans and cash flows, its results of operations as well as any other statements that do not directly relate to any historical or current facts. These statements reflect the Company’s current views and information currently available. This information is based on estimates, assumptions, and analysis that the Company believes, as of the date hereof, provide a reasonable basis for the information contained herein. Forward-looking statements can generally be identified by the use of forward-looking words such as “outlook,” “believes,” “expects,” “potential,” “continues,” “may,” “will,” “should,” “seeks,” “approximately,” “predicts,” “intends,” “plans,” “estimates,” “anticipates,” “foresees,” or the negative of those words or other comparable terminology. The Company intends that these statements be covered by the safe harbors created under those laws. Actual results, performance or achievements may differ materially from forward-looking statements, and the assumptions on which forward-looking statements are based. There can be no assurance that the information contained herein is reflective of future performance, and investors are cautioned not to place undue reliance on forward-looking statements as a predictor of future performance. Unless otherwise specified, all information contained in this press release speaks only as of the date hereof. The Company undertakes no duty to update or revise the information contained herein, whether as a result of new information, future events or otherwise.
Media Contact:
Brian Hague, Vice President of Communications & Corporate Affairs
bhague@middlesexwater.com
(732) 638-7549
Investor Relations Contact:
Jennifer Ketschke, Director of Investor Relations & Treasury
jketschke@middlesexwater.com
(732) 638-7523